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P.F. CHANG’S CHINA BISTRO, INC.

(Name of Registrant as Specified In Its Charter)

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P.F. CHANG’S CHINA BISTRO, INC.

15210 N. Scottsdale Rd., Ste. 300
Scottsdale, AZ 85254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 9, 2003

Dear Stockholder:

      You are invited to attend the Annual Meeting of the Stockholders of P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), which will be held on April 9, 2003, at 8:00 a.m., local time, at P.F. Chang’s China Bistro located at 7132 E. Greenway Parkway Scottsdale, Arizona, for the following purposes:

1. To elect a Board of Directors. Management has nominated the following people for election at the meeting: Richard L. Federico, Kenneth J. Wessels, R. Michael Welborn, James G. Shennan, Jr., F. Lane Cardwell, Jr., M. Ann Rhoades and Lesley H. Howe.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 28, 2003.

3. To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on February 12, 2003, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company.

By Order of the Board of Directors,

/s/ KRISTINA K. CASHMAN

Kristina K. Cashman
Chief Financial Officer and Secretary

Scottsdale, Arizona

March 10, 2003

IMPORTANT:	Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

General Information
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
PROPOSAL NUMBER TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
Appendix A AUDIT COMMITTEE CHARTER

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

      The accompanying proxy is solicited by the Board of Directors of P.F. Chang’s China Bistro, Inc., a Delaware corporation (“P.F. Chang’s” or the “Company”), for use at its annual meeting of stockholders to be held April 9, 2003, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is March 10, 2003, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

General Information

      Annual Report. An annual report on Form 10-K for the fiscal year ended December 29, 2002, is enclosed with this Proxy Statement.

      Voting Securities. Only stockholders of record as of the close of business on February 12, 2003, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 25,070,372 shares of common stock of the Company, par value $0.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company’s by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

      Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

      Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

      Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

      Directors and Director-Nominees. The table below sets forth the Company’s directors and director-nominees and certain information with respect to age and background.

			Director
Name	Position With the Company	Age	Since

Richard L. Federico	Chairman of the Board of Directors and Chief Executive Officer	48	1996
F. Lane Cardwell, Jr.	Director	50	1999
James G. Shennan, Jr.	Director	61	1997
R. Michael Welborn	Director	51	1996
Kenneth J. Wessels	Director	60	2000
M. Ann Rhoades	Director	58	2003
Lesley H. Howe	Director	58	2003

      Richard L. Federico joined the Company as President and a director in February 1996 and in September 1997 succeeded Paul M. Fleming, founder of the Company, as Chief Executive Officer. In December 2000, Mr. Federico was named Chairman of the Board. From February 1989 to January 1996, Mr. Federico served as President of the Italian Concepts division of Brinker International, Inc., where he was responsible for concept development and operations. Under his direction, this division grew from one unit in 1989 to more than 70 units by 1996.

      F. Lane Cardwell, Jr. has served as a director of the Company since October 1999. Mr. Cardwell has spent over 20 years in the restaurant industry, most recently as the President of Eatzi’s Market and Bakery from 1996 to 1999. Prior to joining Eatzi’s in 1996, Mr. Cardwell was Executive Vice President, Chief Administrative Officer and a member of the board of directors of Brinker International, Inc.

      James G. Shennan, Jr. has served as a director of the Company since May 1997. He has been a general partner of Trinity Ventures, a venture capital firm, since June 1989. Mr. Shennan also serves on the boards of directors of Starbucks Corporation and a number of privately held, consumer-oriented companies in which Trinity Ventures is an investor.

      R. Michael Welborn has served as a director of the Company since August 1996. Mr. Welborn is Executive Vice President for Bank One, a national bank. He has been with Bank One since January 1996. From September 1993 to December 1995, he served as Managing Director of The Venture West Group, a merchant bank. From May 1988 to September 1993, Mr. Welborn served as Chairman of Citibank of Arizona. Mr. Welborn also serves on the board of directors of a private company.

      Kenneth J. Wessels has served as a director of the Company since October 2000. Mr. Wessels was Chief Executive Officer of Dain Rauscher Wessels and a director of Dain Rauscher, Inc., from March 1998 to May 2000. Prior to joining Dain Rauscher, Mr. Wessels was Chief Executive Officer of Wessels, Arnold & Henderson, an investment banking firm which he founded in 1986.

      M. Ann Rhoades has served as a director of the Company since March 2003. Ms. Rhoades has spent over 25 years in a variety of service-based industries, most recently as the Executive Vice President of People for JetBlue Airways Corporation from 1999 to April 2002. Prior to joining JetBlue, Ms. Rhoades was the Executive Vice President, Team Services & Public Relations of Promus Hotel Corporation/ Doubletree Hotel Corporation. Ms. Rhoades is currently the President of People Ink, a human resources consulting company she founded, and a member of the boards of directors of JetBlue Airways Corporation and a privately held company.

      Lesley H. Howe has served as a director of the Company since March 2003. Mr. Howe spent over 30 years with the international accounting firm of KPMG Peat Marwick, LLP, where he was a senior partner and served as area managing partner/ managing partner of that firm’s Los Angeles Office from 1994 to 1997.

Since December 2001, he has been the Chief Executive Officer of Consumer Networks, LLC, a San Diego-based Internet marketing and promotions company. He also serves on the boards of directors of dj Orthopedics, Inc., and a privately held U.S. fabricator of precious metal findings.

      Currently, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Company’s Board of Directors. There are no family relationships among the directors or officers of the Company. The by-laws currently provide that the number of directors shall be not less than five (5) nor more than seven (7).

      Management’s nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Richard L. Federico, R. Michael Welborn, James G. Shennan, Jr., F. Lane Cardwell, Jr., Kenneth J. Wessels, M. Ann Rhoades and Lesley H. Howe. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2004, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate.

      If a quorum is present, and voting, the seven (7) nominees for the positions of directors receiving the highest number of votes will be elected. Proxies cannot be voted for more than seven (7) nominees. Abstentions and “broker non-votes” will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the nominees named above.

Board Meetings and Committees

      During the fiscal year ended December 29, 2002, the Board held five (5) meetings. Each director serving on the Board in fiscal year 2002 attended at least 75% of the meetings of the Board and the Committees on which he served.

      The Board of Directors has three standing committees, an Audit Committee, a Compensation and Executive Development Committee and a Nominating and Corporate Governance Committee.

      The members of the Audit Committee during 2002 were Messrs. Cardwell, Welborn and Wessels. Mr. Howe joined the Audit Committee upon his appointment to the Board of Directors in March 2003. The functions of the Audit Committee include recommending to the Board the retention of independent public auditors, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company’s auditors. The Audit Committee held seven (7) meetings during the fiscal year ended December 29, 2002. The Audit Committee is composed of independent directors as defined by the National Association of Securities Dealers’ listing standards. Information regarding the functions performed by the Committee is set forth in the “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached hereto as Appendix A.

      The members of the Compensation and Executive Development Committee during 2002 were Messrs. Cardwell and Shennan. Ms. Rhoades joined the Compensation and Executive Development Committee upon her appointment to the Board of Directors in March 2003. The Compensation and Executive Development Committee’s function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. During the fiscal year ended December 29, 2002, the Compensation and Executive Development Committee held four (4) meetings. For additional information concerning the Compensation and Executive Development Committee, see “REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

      The members of the Nominating and Corporate Governance Committee during 2002 were Messrs. Shennan and Wessels. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors and management. During the fiscal year ended December 29, 2002, the Nominating and Corporate Governance Committee held three (3) meetings.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent public auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 28, 2003. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1995. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 29, 2002 by Ernst & Young LLP:

Audit Fees	$178,300
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$305,700

      All Other Fees include fees for audit-related services relating to pension audits, accounting consultations, and SEC registration statements (totaling $32,400) as well as non-audit fees relating to tax compliance services (totaling $199,000) and state income tax planning services (totaling $74,300).

      The Audit Committee has considered the role of Ernst & Young LLP in providing non-audit services to the Company and has concluded that such services are compatible with Ernst & Young LLP’s independence as the Company’s auditors.

Vote Required and Board of Directors’ Recommendation

      The affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of P.F. Chang’s China Bistro, Inc., common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

      The Board of Directors unanimously recommends a vote “FOR” the appointment of Ernst & Young LLP as P.F. Chang’s independent public auditors for the fiscal year ending December 28, 2003.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of February 12, 2003, with respect to the beneficial ownership of the Company’s common stock by:

•	all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock;

•	each of our directors and director-nominees;

•	each of the executive officers named in the Summary Compensation Table below; and

•	all of our executive officers and directors as a group.

      The percentage of class is calculated on the basis of 25,070,372 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of February 12, 2003 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address for each beneficial owner is c/o the Company, 15210 N. Scottsdale Road, Suite 300, Scottsdale, AZ 85254.

	Shares Owned(1)

	Number of	Percentage of
Name and Address of Beneficial Owner(2)	Shares	Class(3)

FMR Corp(4)	3,742,469	14.9%
Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109
Paul M. Fleming(5)
5112 North 40th Street, Suite 101
Phoenix, Arizona 85018	1,422,000	5.7
Richard L. Federico(6)	714,930	2.8
Robert T. Vivian(7)	257,663	1.0
James G. Shennan, Jr.(8)	145,642	*
Frank W. Ziska(9)	111,994	*
Kenneth J. Wessels (10)	60,000	*
F. Lane Cardwell, Jr.(11)	45,002	*
R. Michael Welborn(12)	45,000	*
Kristina K. Cashman (13)	44,600	*
M. Ann Rhoades(14)	0	*
Lesley H. Howe(14)	0	*
Russell G. Owens(15)	0	*
Executive Officers and Directors as a group (11 persons)(16)	1,424,831	5.4

*	Less than 1%

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under the P.F. Chang’s China Bistro, Inc., 1998 Stock Option Plan are immediately exercisable, subject to the Company’s right to repurchase unvested shares upon termination of employment at a price equal to the option exercise price.

(2)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address for each person or entity named above is c/o P.F. Chang’s China Bistro, Inc., 15210 N. Scottsdale Rd., Ste. 300, Scottsdale, AZ 85254.

(3)	See Note 1. Calculated on the basis of 25,070,372 shares of common stock outstanding as of February 12, 2003.

(4)	Based solely on a Schedule 13G/A filed jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management and Research Company and Fidelity Contrafund, with the Securities Exchange Commission on February 14, 2003. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 3,023,050 shares of common stock of P.F. Chang’s as a result of acting as investment adviser to various investment companies (the “Funds”). Fidelity Contrafund is one such investment company and it owns 2,097,650 shares of the common stock of P.F. Chang’s. Edward C. Johnson 3d as Chairman of FMR Corp., FMR Corp. through its control of Fidelity, and the Funds each has sole power to dispose of the 3,023,050 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity Management Trust Company (“Fidelity Trust”), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 459,500 shares of the common stock of P.F. Chang’s as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Trust each has sole dispositive power over 459,500 shares and sole power to vote or to direct the voting of 459,500 shares of common stock owned by the institutional accounts. Fidelity International Limited is the beneficial owner of 99,500 shares of the common stock of P.F. Chang’s as a result of its provision of investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors.

(5)	Based solely on a Schedule 13G/A filed by Paul Fleming with the Securities and Exchange Commission on February 14, 2003. Mr. Fleming has sole voting and dispositive power with respect to the shares. Mr. Fleming is a former director and executive officer of the Company.

(6)	Represents 714,930 shares subject to options which are exercisable within 60 days of February 12, 2003. 538,787 of these shares would be vested within 60 days after February 12, 2003, and thus would not be subject to repurchase by the Company.

(7)	Includes 252,980 shares subject to options which are exercisable within 60 days of February 12, 2003. 133,815 of these shares would be vested within 60 days after February 12, 2003, and thus would not be subject to repurchase by the Company.

(8)	Includes 60,520 shares held by the Shennan 1995 Trust over which he has shared dispositive power with his wife, and 10,122 shares held by the Shennan Family Partnership over which he has shared voting power with his wife, daughter and son. Includes 75,000 shares subject to options which are exercisable within 60 days of February 12, 2003. 65,499 of these shares would be vested within 60 days after February 12, 2003, and thus would not be subject to repurchase by the Company.

(9)	Represents 111,994 shares subject to options which are exercisable within 60 days of February 12, 2003. 37,836 of these shares would be vested within 60 days after February 12, 2003, and thus would not be subject to repurchase by the Company.

(10)	Represents 60,000 shares subject to options which are exercisable within 60 days of February 12, 2003. 44,999 of these shares would be vested within 60 days after February 12, 2003, and thus would not be subject to repurchase by the Company.

(11)	Represents 45,002 shares subject to options which are exercisable within 60 days of February 12, 2003. 35,501 of these shares would be vested within 60 days after February 12, 2003, and thus would not be subject to repurchase by the Company.

(12)	Represents 45,000 shares subject to options which are exercisable within 60 days of February 12, 2003, all of which would be vested within 60 days after February 12, 2003, and thus would not be subject to repurchase by the Company.

(13)	Represents 44,600 shares subject to options which are exercisable within 60 days of February 12, 2003. 11,113 of these shares would be vested within 60 days after February 12, 2003, and thus would not be subject to repurchase by the Company.

(14)	Ms. Rhoades and Mr. Howe each received an option to purchase 30,000 shares of common stock of the Company pursuant to the automatic grant provisions of the Company’s 1998 Stock Option Plan, when they were appointed to the Board of Directors in March 2003.

(15)	Mr. Owens does not own any shares and does not hold any options to purchase shares of P.F. Chang’s China Bistro, Inc. common stock. Mr. Owens owns 10 shares of common stock of the Company’s subsidiary, Pei Wei Asian Diner, Inc., and options to purchase 46 shares of common stock of Pei Wei Asian Diner, Inc., 10 of which are exercisable within 60 days of February 12, 2003.

(16)	Includes 1,349,506 shares subject to options which are exercisable within 60 days of February 12, 2003. Does not include any options to purchase common stock or shares of common stock of Pei Wei Asian Diner, Inc., held by Mr. Owens, nor does it include any options to purchase common stock of the Company granted to Ms. Rhoades and Mr. Howe in March 2003, after the date of the table above.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      Executive Officers. The following executive officers of the Company held the following positions as of February 12, 2003:

Name	Position Held With the Company	Age

Richard L. Federico	Chairman of the Board of Directors and Chief Executive Officer	48
Robert T. Vivian	President	44
Russell G. Owens	Executive Vice President — President, Pei Wei Asian Diner, Inc.	44
Frank W. Ziska	Chief Development Officer	55
Kristina K. Cashman	Chief Financial Officer and Secretary	36

      Mr. Federico is being considered for re-election to the position of director of the Company. See “Director Nominees” for a discussion of Mr. Federico’s business experience.

      Robert T. Vivian has served as President of the Company since December 2000. Prior to December 2000, Mr. Vivian served as Chief Financial Officer for the Company since joining P.F. Chang’s China Bistro, Inc. in 1996. From January 1991 to April 1996, Mr. Vivian served in a variety of positions at Brinker International, Inc., the most recent of which was Vice President of Investor Relations.

      Russell G. Owens joined the Company as President of Pei Wei Asian Diner, Inc. in May of 2001. He currently also serves as Executive Vice President of the Company. Prior to joining the organization, Mr. Owens served as Executive Vice President and Chief Financial and Strategic Officer of Brinker International, Inc. During his 18-year tenure at Brinker, Mr. Owens served in a variety of positions, including Senior Vice President of Operations Analysis and Senior Vice President of Strategic Development for Italian Concepts. Prior to joining Brinker, Mr. Owens worked for the public accounting firm, Deloitte & Touche, LLP.

      Frank W. Ziska has served as Chief Development Officer since June 1998. Prior to joining the Company, from 1994 to June 1998, Mr. Ziska served as Managing Director of United States and Canadian Operations for Cushman & Wakefield Worldwide, a real estate brokerage firm. Prior to that time, beginning in 1989, Mr. Ziska served as Managing Director and Branch Manager of Arizona Operations for Cushman & Wakefield of Arizona, Inc.

      Kristina K. Cashman has served as Chief Financial Officer and Secretary since December 2001. Prior to December 2001, Ms. Cashman served as Controller for the Company since joining P.F. Chang’s China Bistro, Inc. in 1996. Prior to 1996, Ms. Cashman served in a variety of positions at Ernst & Young LLP, the most recent of which was Audit Manager.

      The following table sets forth information for the fiscal year ended December 29, 2002 concerning the compensation of the Chairman and Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company as of December 29, 2002, whose total salary and bonus for the year ended December 29, 2002, exceeded $100,000.

Summary Compensation Table

						Long Term
						Compensation
	Annual Compensation					Securities
Name and						Underlying
Principal Position	Year	Salary		Bonus(1)		Options

Richard L. Federico	2002	$450,000		$153,000		40,000
Chairman and Chief Executive Officer	2001	425,000		220,000		70,000
	2000	375,000		190,000		57,000
Robert T. Vivian	2002	280,000		92,000		35,000
President	2001	240,000		136,000		60,000
	2000	200,000		80,000		69,000
Russell G. Owens(2)	2002	325,000		103,000		0 (3)
Executive Vice President — President,	2001	300,000		103,000		56 (3)
Pei Wei Asian Diner, Inc.	2000		(4)		(4)	(4)
Frank W. Ziska	2002	200,000		54,000		20,000
Chief Development Officer	2001	185,000		75,000		40,000
	2000	165,000		51,000		40,000
Kristina K. Cashman	2002	150,000		31,000		20,000
Chief Financial Officer and Secretary	2001	125,000		40,000		12,000
	2000	100,000		25,000		8,000

(1)	Amounts earned were determined by the Company’s Compensation and Executive Development Committee. See “Report of the Compensation and Executive Development Committee of the Board of Directors on Executive Compensation.”

(2)	Mr. Owens is paid by Pei Wei Asian Diner, Inc.

(3)	Mr. Owens has never been granted any options to purchase common stock of P.F. Chang’s China Bistro, Inc. He currently holds options to purchase 46 shares of common stock of Pei Wei Asian Diner, Inc.

(4)	Mr. Owens’ employment with the Company and its subsidiary began in 2001.

      The following table provides the specified information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended December 29, 2002, to the persons named in the Summary Compensation Table.

Option Grants in Fiscal Year 2002

	Individual Grants

		Percent of
		Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees in			for Option Term(1)
	Options	Fiscal Year	Exercise Price	Expiration
Name	Granted	2002(2)	Per Share(3)	Date	5%	10%

Richard L. Federico	40,000	8.23%	$30.57	07/25/12	$769,012	$1,948,828
Robert T. Vivian	35,000	7.21	30.57	07/25/12	672,886	1,705,225
Russell G. Owens(4)	0	N/A	N/A	N/A	N/A	N/A
Frank W. Ziska	20,000	4.12	30.57	07/25/12	384,506	974,414
Kristina K. Cashman	20,000	4.12	30.57	07/25/12	384,506	974,414

(1)	Potential Realizable Value is net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation, in accordance with the Securities and Exchange

Commission (“SEC”) rules. Actual gains, if any, on stock option exercises are dependent upon future performance of the Company and related common stock price levels during the terms of the options, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	Based upon options granted to purchase an aggregate of 485,750 shares of common stock of the Company.

(3)	All options listed were granted at market value on the date of grant as determined by the Company’s Board of Directors.

(4)	Mr. Owens has never been granted any options to purchase common stock of P.F. Chang’s China Bistro, Inc. and in 2002, he was not granted any options to purchase common stock of Pei Wei Asian Diner, Inc.

      The following table provides the specified information concerning unexercised options held as of December 29, 2002, by the persons named in the Summary Compensation Table.

Aggregated Option Exercises in Fiscal Year 2002

and Fiscal Year-end Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at 12/29/02		Options at 12/29/02(1)
	Shares Acquired	Value
Name	on Exercise	Realized(2)	Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable

Richard L. Federico	100,000	$2,711,500	714,930	—	$20,986,752	—
Robert T. Vivian	20,800	563,990	252,980	—	5,141,378	—
Russell G. Owens(4)	10	76,270	6	40	45,762	305,080
Frank W. Ziska	51,008	1,347,990	111,994	—	2,045,732	—
Kristina K. Cashman	9,002	199,560	44,600	—	604,017	—

(1)	With respect to each Named Executive Officer except Mr. Owens, the value is calculated by determining the difference between the fair market value of the securities underlying the options at December 29, 2002, which is based on the closing selling price of the common stock of the Company on December 27, 2002 of $36.17 by the Nasdaq National Market, and the exercise price of the Named Executive Officer’s options. With respect to shares acquired by Mr. Owens, fair market value is as determined by the Board of Directors of Pei Wei Asian Diner, Inc.

(2)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.

(3)	All options to purchase shares of common stock of the Company issued to the Named Executive Officers are immediately exercisable. However, unvested shares are subject to a right of repurchase on behalf of the Company in the event of the Named Executive Officer’s termination of service with the Company. All options to purchase shares of common stock of Pei Wei Asian Diner, Inc. issued to Mr. Owens are not immediately exercisable and are subject to vesting over five years.

(4)	Mr. Owens does not own any securities of P.F. Chang’s China Bistro, Inc. The options he exercised in 2002 were to purchase shares of common stock of Pei Wei Asian Diner, Inc.

Compensation of Directors

      Directors who are not P.F. Chang’s employees do not receive any cash compensation for serving on our Board of Directors. We reimburse non-employee directors for reasonable costs and expenses incurred in attending Board of Directors’ meetings. Directors who are not employees of the Company receive grants of stock options pursuant to the Company’s 1998 Stock Option Plan. A new director who is not an employee of the Company will receive an option to purchase 30,000 shares of Company common stock at the beginning of such director’s term, subject to vesting over a five-year period. Non-employee directors are eligible to participate in the automatic option grant program whereby upon re-election, each director receives a fully-vested non-qualified stock option grant for 15,000 shares of our common stock.

      Directors who are P.F. Chang’s employees receive no additional compensation for serving on the Board of Directors.

Compensation and Executive Development Committee Interlocks and Insider Participation

      During the last fiscal year, executive compensation was administered by the Compensation and Executive Development Committee comprised of two non-employee directors of the Company, F. Lane Cardwell, Jr. and James G. Shennan, Jr. Mr. Federico, our Chairman and Chief Executive Officer during the last fiscal year, participated in the deliberations of the Compensation and Executive Development Committee regarding executive compensation that occurred during 2002, but did not take part in the deliberations regarding his own compensation. Mr. Federico’s participation in the deliberations of the Compensation and Executive Development Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding appropriate levels of compensation for the Company’s officers. None of the members of the Compensation and Executive Development Committee has been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its executive officers and the Compensation and Executive Development Committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      The Company entered into an employment agreement with Paul M. Fleming on January 1, 1996. Pursuant to the terms of the agreement, Mr. Fleming served as a director and was an employee for a term which expired December 31, 1998. On September 2, 1998, the Company amended the employment agreement to provide for Mr. Fleming’s transition from an employee to one of its consultants. Pursuant to the terms of the employment agreement, as amended, the Company retained Mr. Fleming as a consultant through March 2001 and nominated him as a director each year during the period beginning January 1, 1999 and ending December 30, 2001. Beginning January 1, 1999, Mr. Fleming was compensated for services rendered as a consultant and reimbursed for all actual, out-of-pocket expenses incurred in providing such services through March 1, 2001, at which time his consulting agreement expired. The agreement prohibits Mr. Fleming from competing with the Company in the area of Chinese and Asian food concepts during the term of the agreement and for two years after the termination thereof. Mr. Fleming did not stand for re-election to the Board in 2002.

      In August 2002, the Company executed employment agreements with its Chief Executive Officer, its President, and the President of Pei Wei Asian Diner, Inc., its majority owned subsidiary. The term for these agreements is three years and the agreements prohibit these officers from competing with the Company and Pei Wei Asian Diner, Inc. in the area of Chinese and Asian food concepts during the term of the agreements and for one year after termination.

      The agreements with the Chief Executive Officer and the President of the Company also provide for immediate vesting of unvested stock options, and the extension of the expiration date to three years, after the occurrence of certain events. These events include a change in control of the Company, termination of the executive’s employment by the Company without cause or separation of employment by the executive for “good reason” (as defined in the agreements).

      The agreement with the President of Pei Wei Asian Diner, Inc. contains similar provisions with respect to a change in control for Pei Wei Asian Diner, Inc. and termination without cause but also includes a provision whereby the Company could be required to repurchase his shares of common stock in this subsidiary at fair value should a termination without cause or for “good reason” (as defined in the agreement) occur. The agreement covers ten shares of Pei Wei Asian Diner, Inc. common stock issued as of December 29, 2002, and options to purchase 46 shares of which 40 were unvested as of December 29, 2002.

Registration Rights

      Executive officers, directors, principal stockholders and affiliates of such individuals or entities who hold shares of common stock issued upon conversion of our Series A Preferred Stock and Series B Preferred Stock, or their permitted transferees are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended. If the Company proposes to register any of its securities under the Securities Act for its own account, these stockholders are entitled to notice of such registration and are entitled to include shares of common stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration.

Certain Relationships and Related Transactions

      Other than the agreements described in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class at voting securities of the Company and members of such person’s family had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with and filed in a timely manner.

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      F. Lane Cardwell, Jr. and James G. Shennan, Jr. are members of the Compensation and Executive Development Committee. Each of these individuals is a non-employee member of the Company’s Board of Directors. For fiscal year ended 2002, all decisions concerning executive compensation were made by the Compensation and Executive Development Committee. The Compensation and Executive Development Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. The Compensation and Executive Development Committee reviews the President’s recommendations regarding the performance and compensation levels for executive officers, other than the Company’s President and Chief Executive Officer.

Overview

      The goals of the Company’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align executive officer compensation with the Company’s performance and to motivate executive officers to achieve the Company’s business objectives. The Company uses salary, bonus compensation and option grants to attain these goals. The Compensation and Executive Development Committee reviews compensation surveys and other data to enable the Compensation and Executive Development Committee to compare the Company’s compensation package with that of similarly-sized restaurant.

Salary

      Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized restaurant companies. In determining the salaries of the executive officers, the Compensation and Executive Development Committee considered information provided by the Company’s Chief Financial Officer, and may from time to time consider salary surveys and similar data prepared by an employment compensation consulting firm.

      The Chairman and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Compensation and Executive Development Committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the Company in considering salary adjustments.

Bonus Compensation

      Cash bonuses for each executive officer are set annually by the Compensation and Executive Development Committee and are specifically weighted for identified financial, management, strategic and operational goals. Performance against the established goals is determined annually by the Compensation and Executive Development Committee and, based on such determination, the Compensation and Executive Development Committee approves payment of appropriate bonuses.

Stock Options

      The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized restaurant companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal year 2002, the Chairman and Chief Executive Officer recommended to the Board of Directors, and the Board of Directors approved, stock option grants under the Company’s 1998 Stock Option Plan to certain of the executive officers.

Compensation of Chief Executive Officer

      Richard L. Federico has served as the President of the Company since February 1996, Chief Executive Officer of the Company since September 1997 and Chairman of the Company since December 2000. Mr. Federico’s fiscal year 2002 compensation, including a base salary of $450,000, was set by the Committee in December 2001. The Compensation and Executive Development Committee reviewed Mr. Federico’s performance with regard to performance objectives, weighted among specific personal and corporate objectives, in determining his eligibility for bonus compensation. Mr. Federico’s bonus compensation earned in fiscal year 2002 was $153,000.

Deductibility of Executive Compensation

      The Company has considered the provisions of the Internal Revenue Code of 1986, as amended, and the related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1998 Plan and 1997 Plan should qualify for an exemption from these restrictions. The Compensation and Executive Development Committee does not believe that other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation and Executive Development Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation and Executive Development Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

COMPENSATION AND EXECUTIVE
DEVELOPMENT COMMITTEE

F. Lane Cardwell, Jr.
James G. Shennan, Jr.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      F. Lane Cardwell, Jr., R. Michael Welborn and Kenneth J. Wessels are members of the Audit Committee. Each of these individuals is a non-employee member of the Company’s Board of Directors. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors’ independence. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held seven meetings during fiscal year 2002.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 29, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE

F. Lane Cardwell, Jr.
R. Michael Welborn
Kenneth J. Wessels

COMPARISON OF STOCKHOLDER RETURN

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s common stock with the cumulative total return of (i) the Nasdaq National Market and, (ii) the Russell 2000 Index for the period commencing December 4, 1998 through fiscal year ended December 29, 2002.

Comparison of Cumulative Total Return From December 4, 1998 through December 29, 2002(1)

P.F. Chang’s China Bistro, Inc., Nasdaq National Market, Russell 2000 Index

	12/4/98(2)	12/27/98	01/02/00	12/31/00	12/30/01	12/29/02

P.F. CHANG’S CHINA BISTRO, INC.	$100.00	$154.17	$207.29	$261.98	$394.14	$585.46

NASDAQ NATIONAL MARKET	100.00	108.41	204.21	122.87	97.01	67.06

RUSSELL 2000 INDEX	100.00	101.80	126.70	121.38	122.63	96.14

(1)	The effective date of the Company’s initial public offering was December 4, 1998. For purposes of this presentation, the Company has assumed that its initial public offering price of $12.00 would have been the closing sales price on December 3, 1998, the day prior to commencement of trading.

(2)	Assumes that $100.00 was invested on December 4, 1998, in the Company’s common stock at the initial offering price of $12.00 and at the closing sales price for each index. No dividends have been declared on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

      The Company has an advanced notice provision in its by-laws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to the Company’s Secretary. In order to be timely, a stockholder proposal for next year’s Annual Meeting of Stockholders must be received at the Company’s offices at 15210 N. Scottsdale Rd., Ste. 300, Scottsdale, Arizona, 85254 by November 11, 2003 and satisfy the conditions established by the Securities and Exchange Commission, specifically, Rule 14a-8 of the Exchange Act.

TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ KRISTINA K. CASHMAN

Kristina K. Cashman
Chief Financial Officer and Secretary

March 10, 2003

Appendix A

AUDIT COMMITTEE CHARTER

P.F. CHANG’S CHINA BISTRO, INC.

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I.     STATEMENT OF POLICY

      This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors (the “Board”) of P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to the Committee, (ii) the Company’s policies regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (iii) the Company’s auditing (internal and external), accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s policies for internal control systems.

•	Retain the independent auditors, review and appraise their independence, qualifications and performance, and approve the terms of engagement for audit service and non-audit services.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

      Notwithstanding the foregoing, the Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of information it receives, discusses with the accountants and the experience of the Committee members in business, financial and accounting matters.

II.     ORGANIZATION AND MEMBERSHIP REQUIREMENTS

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and experience requirements of Nasdaq. This Charter shall be deemed to incorporate automatically any changes or updates to such requirements. The Committee shall not include any member who:

•	is an affiliated person of the Company or any subsidiary of the Company;

•	is an employee of the Company or its affiliates or has been employed by the Company or its affiliates within the past three years;

•	is a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

•	controls 20% or more of the Company’s voting securities, or such lower number as prohibited by the Securities and Exchange Commission;

•	has accepted any consulting, advisory or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board;

•	has been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

•	is an executive of another entity on whose Compensation Committee any of the Company’s current executives serves.

      All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable time after their appointment. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

      The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. The Chairman of the Committee shall be nominated by the Nominating and Corporate Governance Committee and shall be appointed by the Board of Directors.

III.     MEETINGS

      The Committee shall meet at least four times annually, or more frequently as conditions dictate. The Committee shall meet with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee may elect to meet with the independent auditors and management on a quarterly basis to review the Company’s financial statements consistent with Section IV.A.5. below, or more frequently as conditions dictate. Members of the Committee and the Company’s legal counsel should attend all meetings, if possible.

IV.     PROCESSES

      To fulfill its responsibilities and duties the Committee shall:

      A.     Documents/ Reports to Review

1.	Review and reassess the Charter’s adequacy periodically, as conditions dictate.

2.	Review the Company’s annual audited financial statements, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review the regular Management Letter to management prepared by the independent auditors and management’s response.

4.	Review related party transactions for financial reporting and disclosure purposes.

5.	Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company’s Form 10-Ks and Form 10-Qs, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. These meetings should include a discussion of the independent auditors’ judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the auditors quarterly review.

6.	Based on the review and discussions referred to in Sections IV.A.2, IV.A.5 and IV.B.2, determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

7.	Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented. Copies of the minutes should also be made available to the independent accountants.

8.	Review the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      B.     Independent Auditors

1.	Select the independent auditors, considering independence and effectiveness.

2.	Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discuss with the auditor any relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1); discuss with the independent auditors any potential impact on their objectivity and independence.

3.	Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

4.	Review the scope of the independent auditor’s audit examination prior to the annual audit. Review audit fees agreed to by management and the extent of non-audit services to be provided by the auditors, in relation to the objectivity required in the audit.

5.	Review the performances of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

6.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

7.	Reaffirm that the independent auditors are ultimately accountable to the Board and the Committee.

      C.     Financial Reporting Processes

1.	In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

      D.     Process Improvement

1.	Review with management and the independent auditors any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

4.	Review with management and the independent auditors the effect on the Company’s accounting and reporting policies of any significant new pronouncements of the accounting profession and other regulatory agencies.

5.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6.	Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies for cash and short-term investments.

      E.     Ethical and Legal Compliance

1.	Review whether management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior.

2.	Review whether management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.	Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

5.	Review and approve the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Recommend the adoption, as necessary, of appropriate remedial measures or actions with respect to such complaints or concerns.

6.	If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee. In this regard, and notwithstanding any limitations contained elsewhere in this Charter, the Committee shall have the authority, without the prior approval of the other members of the Board, to expend such Company resources as it deems necessary and appropriate to fulfill its responsibilities.

7.	Conduct an annual Committee self-evaluation.

8.	Take any other actions consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

[PFCCM — P.F. CHANG’S CHINA BISTRO, INC.] [FILE NAME: ZPFCC2.ELX] [VERSION — (3)] [03/04/03] [orig. 02/10/03]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                                                               ZPFCC2

PROXY

P.F. CHANG’S CHINA BISTRO, INC.
Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

The undersigned hereby appoint Richard L. Federico and Kristina K. Cashman, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in P.F. Chang’s China Bistro, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the P.F. Chang’s China Bistro located at 7132 E. Greenway Parkway in Scottsdale, Arizona on April 9, 2003 at 8:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

1.	Election of Directors

Nominees: Richard L. Federico R. Michael Welborn James G. Shennan, Jr. F. Lane Cardwell, Jr. Kenneth J. Wessels M. Ann Rhoades Lesley H. Howe

2.	Ratification of appointment of independent auditors.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the proposal.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

P.F. CHANG’S CHINA BISTRO, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

P.F. CHANG’S CHINA BISTRO, INC.

Annual Meeting of Stockholders
April 9, 2003, 8:00 a.m.

P.F. Chang’s China Bistro
Scottsdale, Arizona

[PFCCM — P.F. CHANG’S CHINA BISTRO, INC.] [FILE NAME: ZPFCC1.ELX] [VERSION — (2)] [03/03/03] [orig. 02/10/03]
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

A vote FOR the following proposals is recommended by the Board of Directors:

1.	Election of Directors. (Please see reverse)	FOR ☐	WITHHELD ☐

☐
For all nominees except as noted above

2.	Appointment of Ernst & Young LLP as independent auditors for the year ending December 28, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:	Date:	Signature:	Date: